EXHIBIT 16.1

March 17, 2015

Securities and Exchange Commission

100 F Street NE

Washington, DC  20549

RE: Ecrypt Technologies, Inc.

We have read the statements that we understand Ecrypt Technologies, Inc. will include under Item 4.01 of the Form 8-K report it will file regarding the recent change of auditors.  We agree with such statements made regarding our firm.

Very truly yours,

De Joya Griffith, LLC

Certified Public Accountants

Corporate Headquarters:

De Joya Griffith, LLC

2580 Anthem Village Drive, Henderson, NV 89052 Phone: (702) 563-1600 Fax: (702) 920-8049